Exhibit 10.1

AMENDMENT NO. 2 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 (the “Amendment”) to the Amended and Restated Employment Agreement, dated October 4, 2017 (the “Employment Agreement”) is dated February 28, 2022 with an effective date of March 1, 2022, is by and between Anavex Life Sciences Corp. (the “Company” or “Anavex”), and Sandra Boenisch (the “Employee”). Except as otherwise provided herein in this Amendment, capitalized terms used in this Amendment shall have the same meanings given to them in the Employment Agreement. Company and the Employee are referred to each individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Employee is currently employed by the Company as Principal Financial Officer pursuant to the terms of the Employment Agreement; and

WHEREAS, the Parties desire to amend the Employment Agreement as described below, but to otherwise maintain in effect in full all other terms of the Employment Agreement; and

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, for the Parties agree as follows:

AMENDMENT

1.	Adoption of Recitals. The Company and Employee adopt the above recitals as being true and correct

2.	Section 1(a) Employment. The Parties agree that Section 1(a) of the Employment Agreement shall be amended and restated as follows:

“(a)         Employment. This Agreement will commence on March 1, 2022 (the “Effective Date”) and shall terminate on February 28, 2024 (the “Term”), unless sooner terminated in accordance with the provisions of this Agreement. The Term and any extensions shall be referred to as the “Employment Period.” This Agreement must be renewed in writing, signed by both parties. If the Agreement is not renewed in writing, the non-renewal is not considered a Termination.”

3.	Section 3(a) Base Salary. The Parties agree that Section 3(a) of the Employment Agreement shall be amended and restated as follows:

“(a)         Base Salary. During the Employment Period, the Company shall pay to the Employee an annual base salary (“Base Salary”) of Two Hundred Forty Thousand Canadian Dollars ($240,000 CAD) payable by the Company and payable in accordance with the Company’s payroll schedules throughout the term of such employment, subject to the provisions of Section 4 hereof (governing Terminations), and subject to any applicable tax and payroll deductions; provided, however, that in the Company’s sole discretion, based on factors such as the market and the Employee’s job performance, salary increases may be made. There, however, is never a guarantee of an increase in Base Salary. Salary decreases may be made through a written modification of this Agreement executed and signed by the Parties.”

4.            Full Force and Effect. Except as expressly amended herein, all other terms and provisions of the Employment Agreement shall remain in full force and effect and are hereby ratified and confirmed in all respects. The Parties mutually acknowledge and agree that any and all other prior agreements, offer letters or contracts between Employee and the Company, are declared null and void with no legal effect as of the date this Amendment is executed by the Parties.

5.            Further Amendments. The Employment Agreement shall be further amended wherever appropriate to reflect the changes indicated above.

1

6.            Right to Review and Seek Counsel. The Employee acknowledges that she has had the opportunity to seek independent counsel and tax advice in connection with the execution of this Agreement, and the Employee represents and warrants to the Company (a) that she has sought such independent counsel and advice as she has deemed appropriate in connection with the execution hereof and the transactions contemplated hereby, and (b) that she has not relied on any representation of the Company as to tax matters, or as to the consequences of the execution hereof.

7.            Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of New York without regard to conflicts of law.

8.            Headings and Captions. The titles and captions of paragraphs, sections, subparagraphs and subsections contained in this Amendment are provided for convenience of reference only, and shall not be considered terms or conditions of this Amendment.

9.            Validity. The invalidity or unenforceability of any provision of this Amendment shall not affect the validity or enforceability of any other provision of this Amendment, which shall remain in full force and effect.

10.          Counterparts. This Amendment may be executed in one or more separate counterparts, each of which, when so executed, shall be deemed to be an original. Such counterparts shall, together, constitute and shall be one and the same instrument. This Amendment, and the counterparts thereto, may be executed by the Parties using their respective signatures transmitted via facsimile machines or via electronic mail.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on February 28, 2022.

ANAVEX LIFE SCIENCES CORP.		SANDRA BOENISCH

By:	/s/Christopher Missling	/s/ Sandra Boenisch

Name:	Christopher U. Missling

Title:	CEO

2